 Filed Under Rule 424(b)(3), Registration Statement No. 333-199914 Pricing Supplement Number 353A Dated Monday, January 26, 2015 (To: Prospectus Dated November 6, 2014 and Prospectus Supplement Dated November 10, 2014)

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
63743FVK9	[]	100%	2.000%	[]	Fixed	3.000%	MONTHLY	02/15/2027	03/15/2015	$3.33	Yes	Senior Unsecured Notes

 Redemption Information: Non-Callable

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
63743FVL7	[]	100%	2.500%	[]	Fixed	3.500%	MONTHLY	08/15/2030	03/15/2015	$3.89	Yes	Senior Unsecured Notes

 Redemption Information: Non-Callable

National Rural Utilities Cooperative Finance Corp
Offering Dates: Monday, January 26, 2015 through Monday, February 2, 2015 Trade Date: Monday, February 2, 2015 @12:00 PM ET Settlement Date: Thursday, February 5, 2015 Minimum Denomination/Increments:$1,000.00/$1,000.00 Initial trades settle flat and clear SDFS: DTC Book Entry only DTC number: 0235 via RBC Dain Rauscher Inc.
Agents: Citigroup, Comerica Securities, J.J.B. Hilliard, W.L. Lyons, Inc., Wells Fargo
If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.
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National Rural Utilities Cooperative Finance Corp Prospectus Dated November 6, 2014